Exhibit 10.39
LIMITED GOOD REASON WAIVER

Reference is made to that certain Agreement and Plan of Merger by an among UnitedHealth Group Incorporated (“United”), Aurora Holdings Merger Sub Inc. and Amedisys, Inc. (the “Merger Agreement”), dated as of June 26, 2023, pursuant to which, upon and subject to the completion of the transactions contemplated by the Merger Agreement, the Company will become a wholly owned subsidiary of UnitedHealth Group Inc. (the “Merger”). All capitalized terms that are not otherwise defined in this Limited Good Reason Waiver shall have the definition set forth in the Special RSU Award Agreement attached hereto as Exhibit A.

The Participant understands that (i) all of the Participant’s outstanding equity awards with the Company will be converted into United equity awards at the closing of the Merger (the “Closing”), and (ii) the Participant has severance rights under the Executive Severance Plan (the “Severance Plan”) and certain rights to acceleration of his or her Company equity awards in accordance with the Omnibus Plan, in each case, which gives the Participant rights to resign from employment with the Company if “Good Reason” (as defined in the Omnibus Plan and the Severance Plan) is triggered or if the Participant experiences a “Qualifying Event” (as defined in the Omnibus Plan).

In consideration for the RSUs that are being granted to the Participant pursuant to the Special RSU Award Agreement attached hereto as Exhibit A with a grant date fair value of $1,000,000, the Participant agrees that from the date of the Closing through the six-month period following the Closing (the “Waiver Period”), the Participant will only be able to resign (i) with Good Reason as a result of a material reduction in the Participant’s base salary (other than in connection with a proportionate reduction in the base salaries of all similarly situated senior officer-level employees) and receive the applicable rights and benefits under the Severance Plan and Omnibus Plan, as applicable, or (ii) as a result of a Qualifying Event (as defined in the Omnibus Plan) due to a relocation of the Participant’s principal place of employment by more than 50 miles and receive the applicable rights under the Omnibus Plan. Following the Waiver Period, the Participant and the Company agree and acknowledge that the Participant’s full Good Reason protection will apply as in effect immediately prior to the Waiver Period, including but not limited to such protection being based on any changes during the Waiver Period to his or her authority, responsibilities or duties as in effect immediately prior to the Effective Time (as defined in the Merger Agreement). The parties agree that the timing deadlines for triggering Good Reason (90 days’ notice from triggering event, 150 days to terminate from triggering event) based on changes to authority, duties or responsibilities during the Waiver Period from those in effect immediately prior to the Effective Date, shall not apply and the timing deadlines shall begin on the six-month anniversary of the Effective Time and be as follows: (i) the Participant shall have a period of time of up to 30 days following the six-month anniversary of the Effective Time to provide notice of such triggering event, (ii) the Company shall have 30 days to cure such condition if curable and (iii) the Participant shall terminate employment within 60 days of the end of the Waiver Period. The arrangements set forth herein are intended to be in compliance with the short term deferral exemption to under Section 409A of the Internal Revenue Code.

This Waiver will become effective upon and subject to execution of the Merger Agreement.
[Signature Page follows]

AMEDISYS, INC.
By:
    /s/ Richard Ashworth
Richard Ashworth
    Chief Executive Officer

[Signature Page to Limited Good Reason Waiver]

PARTICIPANT

/s/ Nick Muscato
Nick Muscato

[Signature Page to Limited Good Reason Waiver]

EXHIBIT A
AMEDISYS, INC. 2018 OMNIBUS INCENTIVE COMPENSATION PLAN

SPECIAL RESTRICTED SHARE UNIT AWARD AGREEMENT
This Special Restricted Share Unit Award Agreement (this “Agreement”), dated as of November 5, 2024 (the “Grant Date”), is by and between Amedisys, Inc., a Delaware corporation (the “Company”), and Nick Muscato (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Omnibus Plan (as defined below). This Agreement constitutes the Award Notice that is described in the Omnibus Plan.
RECITALS
WHEREAS, the Company has established and maintains its 2018 Omnibus Incentive Compensation Plan (as the same may be amended from time to time, the “Omnibus Plan”) for the purposes that are stated therein; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has made an Award of Restricted Share Units (“RSUs”) to the Participant on the Grant Date, subject to the terms of the Omnibus Plan and the terms that are contained herein;

NOW, THEREFORE, in consideration of the foregoing, and mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:

1. Grant of RSUs.

(a) Award. This RSU Award is made with respect to 10,421 shares of Common Stock. Each RSU represents the right to receive a share of Common Stock, subject to the terms and conditions set forth in the Omnibus Plan and this Agreement. Prior to the vesting of RSUs hereunder, the Participant will not have any interest in the Common Stock subject to this Award or be entitled to any voting rights, dividends or any other rights and privileges of stockholders of the Company.

(b) Vesting Schedule. Subject to Section 3 of this Agreement, the RSUs granted under Section 1(a) shall vest, if at all, on each date specified in the following schedule (each such date, a “Vesting Date”), provided that the Participant has not incurred a termination of Employment (as defined in the Omnibus Plan) prior to such Vesting Date:

(i)3,474 shares of Common Stock will become vested on the first anniversary of the Grant Date;

(ii)An additional 3,474 shares of Common Stock will become vested on the second anniversary of the Grant Date; and

(iii) An additional 3,473 shares of Common Stock will become vested on the third anniversary of the Grant Date.

(c) Stockholder Rights. At each respective Vesting Date, or such other times that this Award becomes vested, the Participant shall be deemed the owner of the Common Stock and will have all rights of a stockholder with respect thereto and the Company will promptly (but no later than the 15th day of the third month following the end of the calendar year in which there is no longer a substantial risk of forfeiture with respect to the RSU) deliver such shares of Common Stock to the Participant; provided, however, that the Company shall be under no obligation to deliver Common Stock under this Award until all conditions stated in the Omnibus Plan with respect to regulatory approvals and listing requirements have been satisfied. For the avoidance of doubt, the substantial risk of forfeiture described in the previous sentence shall lapse in each case as of the earlier of the applicable Vesting Date set forth in the schedule in Section 1(b) and the date of termination due to death or Disability.

2. Restrictions on Transfer. This Agreement and the RSUs are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to certain domestic relations orders. The terms of this Agreement shall be binding on the Participant’s heirs and successors and on the administrators and executors of the Participant’s estate. Any attempt to transfer the Participant’s rights under this Agreement or the RSUs granted hereby other than in accordance with the provisions of this Section 2 shall cause all rights of the Participant hereunder to be immediately forfeited.

3. Effect of Termination of Employment. The Participant’s rights to the RSU on termination of Employment are described in the Omnibus Plan, as modified by the Limited Good Reason Waiver.

4. Tax Withholding. Prior to the issuance or delivery of Common Stock in connection with the vesting of the RSUs, payment must be made by the Participant of any federal, state, local or other taxes that become due on account of the Award. Such obligations shall be satisfied by withholding whole shares of Common Stock with an aggregate Fair Market Value equal to such obligations, unless the Participant makes other arrangements for withholding with the Company. The amount that is calculated for withholding shall not exceed the maximum withholding rate. Any fractional share of Common Stock remaining shall be paid in cash to the Participant.

5. Omnibus Plan Incorporated by Reference. This grant of RSUs is made pursuant to the Omnibus Plan, and in all respects will be interpreted in accordance with the Omnibus Plan, as amended. The Committee has the authority to interpret and construe this Agreement pursuant to the terms of the Omnibus Plan, and its decisions are conclusive as to any questions arising hereunder. The Participant hereby acknowledges receipt of the Omnibus Plan, which shall be deemed to be incorporated in and form a part hereof. In the event of any conflict between the terms of this Agreement and the terms of the Omnibus Plan, as the same may be amended and in effect from time to time, the terms of the Omnibus Plan shall prevail.

6. No Employment or Other Rights. This grant of RSUs does not confer upon the Participant any right to be continued in the Employment of the Company or any subsidiary or interfere in any way with the right of the Company to terminate the Participant’s Employment at any time, for any reason, with or without cause, or to decrease the Participant’s compensation or benefits. This grant of RSUs is a one-time benefit and does not create any contractual or other right to receive additional RSUs or other benefits in lieu of RSUs in the future.

7. Applicable Law. The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

8. Notice. Any notice to the Company provided for in this Agreement shall be addressed to Amedisys, Inc. at its principal business address in care of the Corporate Secretary of the Company, and any notice to the Participant will be addressed to the Participant at the current address shown on the books and records of the Company. Any notice shall be sent by registered or certified mail, overnight courier service or by electronic delivery.

9. Entire Agreement. This Agreement and the Omnibus Plan contain the entire agreement between the Participant and the Company regarding the grant of RSUs and supersede all prior arrangements or understandings with respect thereto.

10. Amendment. This Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

11. Severability. The invalidity or unenforceability of any provision of the Omnibus Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Omnibus Plan or this Agreement, and each provision of the Omnibus Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13. Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by his spouse with respect to this Agreement, the RSUs and any shares of Common Stock delivered in accordance with Section 1(c) of this Agreement, and the parties to this Agreement shall act in all matters as if the Participant was the sole owner of this Agreement and the shares of Common Stock. This appointment is coupled with an interest and is irrevocable.

14. Code Section 409A. The compensation and benefits payable pursuant this Agreement are intended to be exempt from the requirements of Internal Revenue Code Section 409A and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Grant Date (collectively, “Section 409A”) and shall be interpreted in accordance with such intent. Notwithstanding anything herein to the contrary, neither the Company nor any of its affiliates shall have any liability to the Participant or to any other person if the payments and benefits provided in this Agreement that are intended to be exempt from Section 409A are not so exempt or for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Participant has executed this Agreement effective as of the Grant Date.
DATE OF GRANT: November 5, 2024

AMEDISYS, INC.
By:
    /s/ Richard Ashworth
Richard Ashworth
Chief Executive Officer

PARTICIPANT

/s/ Nick Muscato
Nick Muscato
(Signature Page to the Award Agreement)